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As filed with the Securities and Exchange Commission on August 28, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sibanye Stillwater Limited
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

The Republic of South Africa
(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable
(I.R.S. Employer Identification Number)

Constantia Office Park
Bridgeview House, Building 11, Ground Floor
Cnr 14th Avenue & Hendrik Potgieter Road
Weltevreden Park, 1709
South Africa
Tel: +27 (0)11 278-9600
(Address and Telephone Number of Registrant's Principal Executive Offices)

Copies of communications, including communications sent to agent for service, should be sent to:

Charl Keyter
Chief Financial Officer
Sibanye Stillwater Limited
Constantia Office Park
Bridgeview House, Building 11, Ground Floor
Cnr 14th Avenue & Hendrik Potgieter Road
Weltevreden Park, 1709
South Africa
Tel: +27 (0)11 278-9700
Fax: +27 (0)11 278-9863	Thomas B. Shropshire, Jr. Jeffrey C. Cohen Linklaters LLP One Silk Street London EC2Y 8HQ United Kingdom Tel: +44 20-7456-2000 Fax: +44 20-7456-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereon that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

           Emerging growth company    ☐

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended 38 transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Aggregate Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary Shares of Sibanye Stillwater Limited (including Ordinary Shares represented by American Depositary Shares)(1)	(2)	(2)	(2)	(3)

Rights to Purchase Ordinary Shares of Sibanye Stillwater Limited (including Ordinary Shares represented by American Depositary Shares)(1)	(2)	(2)	(2)	(3)

(1)
A portion of the ordinary shares, no par value, of Sibanye Stillwater Limited may be represented by American Depositary Shares, each of which represents four ordinary shares.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Sibanye Stillwater Limited
(Registration No. 2014/243852/06)

Ordinary Shares, no par value,
including Ordinary Shares represented by American Depositary Shares
Rights to Purchase Ordinary Shares,
including Ordinary Shares represented by American Depositary Shares

        We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information", before investing in these securities. The amount and price of the offered securities will be determined at the time of the offering.

        Our ordinary shares are listed on the Main Board of the Johannesburg Stock Exchange Limited (JSE) under the symbol "SSW". The American depositary shares, or ADSs, each representing four ordinary shares, are listed on the New York Stock Exchange under the symbol "SBSW".

        Investing in these securities involves risks that are described in the "Risk Factors" section contained in our most recent annual report on Form 20-F and in any applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed on August 28, 2020 with the Securities and Exchange Commission (the "SEC"), using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        On February 24, 2020, Sibanye Stillwater Limited and Sibanye Gold Limited implemented a scheme of arrangement in terms of section 114 of the South African Companies Act, 2008, which resulted in, among other things, Sibanye Gold Limited's operations being reorganised under Sibanye Stillwater Limited, which became the parent company of the group (the "Reorganization"). Accordingly, in this prospectus the terms "Sibanye-Stillwater", the "Company", "we", "us" and "our" refer to: (i) Sibanye Gold Limited and its consolidated subsidiaries prior to the implementation of the Reorganization; and (ii) Sibanye Stillwater Limited and its consolidated subsidiaries subsequent to the implementation of the Reorganization, as the context requires.

 WHERE YOU CAN FIND MORE INFORMATION

        We file periodic reports and other information with the SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

        Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

Sibanye Stillwater Limited
Constantia Office Park
Bridgeview House, Building 11, Ground Floor
Cnr 14th Avenue & Hendrik Potgieter Road
Weltevreden Park, 1709
South Africa
Tel: +27-11-278-9600

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the year ended December 31, 2019 filed with the SEC on April 28, 2020 (our "Form 20-F"); and

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  Our report on Form 6-K filed with the SEC on August 27, 2020.

        We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the Securities Exchange Act of 1934 (the "Exchange Act") and those of our reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.

        As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

        When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any "free writing prospectus" that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 (the "Securities Act") and Section 21E of the Exchange Act with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive position, growth opportunities for existing services, plans and objectives of management, markets for stock and other matters.

        These forward-looking statements, including, among others, those relating to our future business prospects, revenues and income, the potential benefits of past and future acquisitions (including statements regarding growth, cost savings, benefits from and access to international financing and financial re-ratings), platinum group metals ("PGMs") and gold pricing expectations, levels of output, supply and demand, information relating to Sibanye-Stillwater's underground Blitz PGM project adjacent to the east of the existing Stillwater Operation designed to explore, define and extract the PGM resource along the far eastern extent of the J-M Reef (the Blitz Project), and estimations or expectations of enterprise value, adjusted EBITDA and net asset values wherever they may occur in this prospectus and the exhibits to this prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this prospectus. All statements other than statements of historical facts included in this prospectus may be forward-looking statements. Forward-looking statements also often use words such as "will", "forecast", "potential", "estimate", "expect" and words of similar meaning. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances and should be considered in light of various important factors, including those set forth in this disclaimer. Readers are cautioned not to place undue reliance on such statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

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  changes in the imposition of regulatory costs and relevant government regulations, particularly environmental, tax, health and safety regulations and new legislation affecting water, mining, mineral rights and business ownership, including any interpretation thereof which may be subject to dispute;

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  economic, business, political and social conditions in South Africa, Zimbabwe, the United States and elsewhere;

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  the ability of Sibanye-Stillwater to comply with requirements that it operate in ways that provide progressive benefits to affected communities;

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  the occurrence of temporary stoppages of mines for safety incidents and unplanned maintenance;

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  the occurrence of hazards associated with underground and surface mining;

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  any further downgrade of South Africa's credit rating;

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  a challenge regarding the title to any of Sibanye-Stillwater's properties by claimants to land under restitution and other legislation;

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  Sibanye-Stillwater's ability to implement its strategy and any changes thereto;

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  plans and objectives of management for future operations;

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  the success of Sibanye-Stillwater's business strategy and exploration and development activities;

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  Sibanye-Stillwater's future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings, financing plans, debt position and ability to reduce debt leverage;

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  changes in the market price of gold and PGMs;

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  fluctuations in exchange rates, currency devaluations, inflation and other macro-economic monetary policies;

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  the ability of Sibanye-Stillwater to comply with loan and other covenants and restrictions and difficulties in obtaining additional financing or refinancing;

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  Sibanye-Stillwater's ability to service its bond instruments (including high yield bonds and convertible bonds);

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  the occurrence of labour disruptions and industrial actions;

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  changes in assumptions underlying Sibanye-Stillwater's estimation of its current mineral reserves;

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  power disruption, constraints and cost increases;

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  Sibanye-Stillwater's ability to hire and retain senior management or sufficient technically skilled employees, as well as its ability to achieve sufficient representation of historically disadvantaged South Africans (HDSAs) in its management positions;

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  any failure of a tailings storage facility;

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  the ability to achieve anticipated efficiencies and other cost savings in connection with, and the ability to successfully integrate, past, ongoing and future acquisitions, as well as at existing operations;

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  the ability of Sibanye-Stillwater to complete any ongoing or future acquisitions;

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  supply chain shortages and increases in the price of production inputs;

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  the regional concentration of Sibanye-Stillwater's operations;

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  social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of some of Sibanye-Stillwater's South African-based operations;

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  the adequacy of Sibanye-Stillwater's insurance coverage;

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  failure of Sibanye-Stillwater's information technology and communications systems;

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  the outcome and consequence of any potential or pending litigation or regulatory proceedings or environmental, health or safety issues;

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  the concentration of all final refining activity and a large portion of Sibanye-Stillwater's PGM sales from mine production in the United States with one entity;

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  the identification of a material weakness in disclosure and internal controls over financial reporting;

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  the effect of US tax reform legislation on Sibanye-Stillwater and its subsidiaries;

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  the effect of South African Exchange Control Regulations on Sibanye-Stillwater's financial flexibility;

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  operating in new geographies and regulatory environments where Sibanye-Stillwater has no previous experience;

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  Sibanye-Stillwater's ability to obtain the benefits of any streaming arrangements or pipeline financing;

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  the availability, terms and deployment of capital or credit; and

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  the impact of HIV, tuberculosis and the spread of other contagious diseases, such as the coronavirus disease (COVID-19).

        The foregoing factors and others described under "Risk Factors" in our Form 20-F should not be construed as exhaustive. There are other factors that may cause our actual results to differ materially from the forward-looking statements. Moreover, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors. We cannot assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.

        We undertake no obligation and do not intend to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required by law.

        Any forward-looking statements have not been reviewed nor reported on by Ernst & Young Inc. or KPMG Inc.

 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        Sibanye-Stillwater is incorporated in South Africa. The majority of our directors and officers reside outside the United States, and the experts named herein reside outside the United States. Substantially all of the assets of these persons and approximately 65% of the assets of Sibanye-Stillwater are located outside the United States. As a result, it may not be possible for investors to enforce against these persons or Sibanye-Stillwater a judgement obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any state thereof. In addition, investors in other jurisdictions outside South Africa may face similar difficulties.

        Investors should be aware that in terms of South African law, courts may only award compensation for the loss or damage actually sustained by the person to whom the compensation is awarded. The award of punitive damages is unknown to the South African legal system and is regarded as being contrary to public policy. In considering whether a foreign judgment will be enforced in South Africa, one of the defences which may be raised by a respondent is that the recognition and enforcement of the foreign judgment would be contrary to public policy. For instance enforcing a foreign judgment for punitive damages may be found to be contrary to public policy. Exorbitant, unconscionable or excessive claims will generally be contrary to public policy and contractually stipulated penalties are subject to and limited by the provisions of the Conventional Penalties Act, 1962. In instances where a party seeks to have a foreign judgment recognised and enforced in South Africa, South African courts cannot enter into the merits of a foreign judgement and cannot act as a court of appeal or review over the foreign court. The South African courts will usually implement their own procedural laws in relation to recognition of foreign judgments before enforcing same. Where an action based on an international contract is brought before a South African court, the capacity of the parties to the contract will usually be determined in accordance with South African law. Where a party relies on a foreign law, the content of that foreign law must be proved to the South African court's satisfaction and the court may require expert evidence in that regard.

        It is doubtful whether an original action based on U.S. federal securities laws or the laws of other jurisdictions outside South Africa may be brought before South African courts. Further, a plaintiff who is not resident in South Africa may be required to provide security for costs in the event of proceedings being initiated in South Africa. In addition, the Rules of the High Court of South Africa require that documents executed outside South Africa must be authenticated for the purpose of use in South Africa.

        As such, there can be no assurance that you will be able to enforce any judgements obtained in U.S. courts in civil and commercial matters, including judgements under the U.S. federal securities laws, against Sibanye-Stillwater or members of the Sibanye-Stillwater Board, executive officers or certain experts named herein who are residents of South Africa or countries other than the United States. Enforcement action in South Africa will depend on the circumstances of each case.

 SIBANYE STILLWATER LIMITED

        Sibanye-Stillwater is an independent, global precious metal mining group, producing a mix of metals that includes gold and PGMs with diversified operations spanning southern Africa and the Americas. According to management estimates, Sibanye-Stillwater is the world's largest primary producer of platinum, the second-largest producer of palladium and a leading global producer of gold.

        In the Americas, Sibanye-Stillwater owns PGM operations and owns and has interests in PGM, gold and copper projects located in the United States, Canada and Argentina. The U.S. PGM operations consist of the East Boulder and Stillwater mining operations and the Columbus Metallurgical Complex which are located in the state of Montana, United States. The Columbus Metallurgical Complex houses the concentrator and smelter facilities, as well as a base metal refinery, which produces a PGM-rich filter cake that is further refined by a third-party precious metal refinery. These processing and metallurgical facilities are also used to process recycled material such as spent autocatalytic convertors and petroleum refinery catalysts. Sibanye-Stillwater has a joint venture on an exploration-stage project, Marathon, a PGM-copper porphyry in Ontario, Canada with Generation Mining Limited, as well as a joint venture on the Altar copper-gold project in Argentina with Aldebaran. Sibanye-Stillwater also holds a 19.9% interest in Aldebaran, which provides indirect exposure to the Argentine exploration assets of Aldebaran, including the Rio Grande and Aguas Calientes projects.

        In southern Africa, Sibanye-Stillwater owns gold and PGM operations and projects located in South Africa and Zimbabwe.

        The South African gold assets include the underground and surface gold mining operations in South Africa, being the Driefontein and Kloof operations in the West Witwatersrand region of the Gauteng province and the Beatrix operation in the southern Free State province and associated gold extraction and processing facilities where ore is treated and beneficiated to produce gold doré. Sibanye-Stillwater also owns a 50.1% equity interest in DRDGOLD Limited, a world leader in surface gold tailings retreatment. In addition, Sibanye-Stillwater has several South African gold projects in its portfolio.

        The South African PGM assets include the Kroondal, Rustenburg, Platinum Mile and Marikana operations, which are all located on the western limb of the Bushveld Complex in South Africa. The Mimosa joint venture is situated on the southern portion of the Great Dyke in Zimbabwe.

        Sibanye-Stillwater is an integrated, mine-to-market producer of PGMs in South Africa owning a PGM smelter, as well as base and precious metals refineries. Sibanye-Stillwater also holds various PGM projects, including Limpopo PGM projects, located on the eastern limb of the Bushveld Complex, and the Akanani PGM project, located on the northern limb of the Bushveld Complex.

        For a more detailed description of Sibanye-Stillwater's business, see our Form 20-F, which is incorporated by reference in this prospectus.

RISK FACTORS

        For a description of some of the risks that could materially affect an investment in the securities being offered, you should read the discussion of risk factors in "Item 3.d: Risk Factors" in our Form 20-F, and identified in our future filings with the SEC, incorporated herein by reference, and in any supplement to the prospectus in relation to any offering of securities. Additional risk factors not currently known to us or that we currently deem immaterial may also impair our business operations.

 REASONS FOR THE OFFERING AND USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from our sale of the securities under this prospectus to our general funds and will use them for funding acquisitions (ongoing or in the future), or our working capital, project development or capital expenditure requirements or for our other general corporate purposes.

        We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.

 PROSPECTUS SUPPLEMENT

        This prospectus provides you with a general description of the securities that may be offered. Unless the context otherwise requires, we will refer to the ordinary shares and rights as the "offered securities". Each time offered securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, and the documents incorporated by reference in this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information" carefully before investing in our securities.

        The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed terms of offered securities, the initial public offering price, the price paid for the offered securities, net proceeds to us or a selling security holder, the expenses of the offering, the terms of offers and sales outside of the United States, if any, our capitalization, the nature of the plan of distribution, the terms of any rights offering, including the subscription price for ordinary shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any U.S. federal income tax consequences and South African tax considerations applicable to the offered securities.

        For more detail on the terms of the offered securities, you should read the exhibits filed with, or incorporated by reference into, our registration statement on Form F-3.

 SOUTH AFRICAN RESERVE BANK APPROVAL

        The issuance of securities under this prospectus may be subject to the approval of the South African Reserve Bank.

DESCRIPTION OF SHARE CAPITAL

        For a description of our share capital, including the rights and obligations attached thereto, please refer to "Item 10: Additional Information—Memorandum of Incorporation" in our Form 20-F, incorporated by reference herein.

        Sibanye-Stillwater's ordinary shares are listed on the JSE and have no par value. As of December 31, 2019, and August 24, 2020, the total number of outstanding shares were 2,670,029,252 and 2,676,001,886, respectively. Sibanye-Stillwater's ordinary shares are issued in registered (dematerialised) form.

        For a reconciliation of the number of shares outstanding on January 1, 2019 and on December 31, 2019, refer to our Form 20-F, incorporated by reference herein. Since December 31, 2019, 4,980,608 and 992,026 ordinary shares were issued on February 27, 2020 and May 29, 2020, respectively, resulting in outstanding shares of 2,676,001,886 as at August 24, 2020.

        For details on the options that Sibanye-Stillwater has outstanding under its 2013 share plan and 2017 share plan, as well as the U.S.$450 million 1.875% senior unsecured guaranteed convertible bond due 2023, refer to our Form 20-F, incorporated by reference herein.

 DESCRIPTION OF ADSs

        For a description of ADSs, including the rights and obligations attached thereto, please refer to "Item 12.d: American Depositary Shares" of our Form 20-F, incorporated by reference herein.

 DESCRIPTION OF RIGHTS TO PURCHASE ORDINARY SHARES

        We may issue subscription rights to purchase our ordinary shares. We may issue these rights independently or together with any other offered security. The rights may or may not be transferable in the hands of their holders.

        The applicable prospectus supplement will describe the specific terms of any subscription rights offering, including:

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  the title of the subscription rights;

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  the securities for which the subscription rights are exercisable;

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  the exercise price for the subscription rights;

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  the number of subscription rights issued;

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  the extent to which the subscription rights are transferable;

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  if applicable, a discussion of the material U.S. federal or other income tax considerations applicable to the issuance or exercise of the subscription rights;

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  any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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  if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;

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  the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

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  the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities; and

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  if applicable, the material terms of any standby underwriting arrangement we enter into in connection with the offering.

        Each subscription right will entitle its holder to purchase for cash a number of our ordinary shares, ADSs or any combination thereof at an exercise price described in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

        Upon receipt of payment and the subscription form properly completed and executed at the subscription rights agent's office or another office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward our ordinary shares or ADSs purchasable with this exercise. Rights to purchase ordinary shares represented by ADSs will be evidenced by certificates issued by our ADS rights agent upon receipt by the ADS depositary of the rights to purchase ordinary shares registered hereby. The applicable prospectus supplement may offer more details on how to exercise the subscription rights.

        We may determine to offer subscription rights to our members only or additionally to persons other than members as described in the applicable prospectus supplement. In the event subscription rights are offered to our members only and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than members. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the offering, as described in the applicable prospectus supplement.

 TAXATION

        The applicable prospectus supplement will contain a summary of material U.S. federal income tax considerations of the acquisition, ownership and disposition of the securities being offered by certain U.S. investors.

        The following is a general description of certain aspects of current South African tax considerations applicable to non-residents in respect of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares. It does not purport to be a complete analysis of all South African tax considerations applicable to non-residents in respect of the Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares. Prospective non-resident holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares should consult their own tax advisers as to which countries' tax laws could be relevant to acquiring, holding and disposing of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares and receiving payments of dividends, capital and/or other amounts in terms of the Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares and the consequences of such actions under the tax laws of those countries. This summary is based upon the law as in effect on the date of this prospectus and is subject to any change in law that may take effect after such date.

Withholding Tax

        Under current law a withholding tax on dividends (the "Dividends Tax") is imposed at the rate of 20% on the amount of any dividend paid by certain companies to any person, subject to domestic exemptions or relief in terms of an applicable double taxation treaty. The application of such domestic exemptions or relief in terms of an applicable double taxation treaty is subject to the making of certain declarations and undertakings by the beneficial owner of the dividends and providing same to the company or regulated intermediary making payment of the dividend.

        In relation to cash dividends, the liability for the Dividends Tax is that of the beneficial owner of the dividend. However, the company or regulated intermediary making payment thereof will be required to withhold the amount of Dividends Tax from such payment.

        The Dividends Tax legislation contained in the Income Tax Act, No. 58 of 1962 ("Income Tax Act") contains provisions which deem certain payments made in terms of certain borrowed shares to constitute dividends paid by the borrower of the shares to the lender and which deem certain payments made in respect of certain shares held as collateral to constitute dividends paid by the holder of collateral to the collateral provider. Dividends Tax implications may also arise in respect of certain dividend cession transactions and in respect of certain resale agreements entered into in respect of Ordinary Shares.

        Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers as to whether the holding of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares will give rise to any Dividends Tax implications.

Income Tax

        Under current taxation law effective in South Africa, any person that is not a "resident" (as defined in section 1 of the Income Tax Act) is subject to income tax on all income derived from a South African source, subject to domestic exemptions or relief in terms of an applicable double taxation treaty.

        Dividend income is from a South African source if it constitutes a "dividend" as defined in the Income Tax Act which is received by or accrued to a person. If any amount transferred or applied to holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares in respect of such Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares constitutes a "dividend" as defined in the Income Tax Act, such dividend will be from a South African source and will be subject to South

African income tax, unless such dividend is exempt from South African income tax under section 10(1)(k)(i) of the Income Tax Act.

        In terms of section 10(1)(k)(i) of the Income Tax Act, a "dividend" as defined in section 1 of the Income Tax Act received by or accruing to any holder of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares during any year of assessment is exempt from income tax, subject to certain provisos.

        If a holder of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares who is not a "resident" as defined in the Income Tax Act does not qualify for the exemption in section 10(1)(k)(i) of the Income Tax Act, a reduction of the South African income tax liability may be available under an applicable double taxation treaty.

        Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers as to whether any amount transferred or applied to such holders will constitute a "dividend" as defined in the Income Tax Act, and if so, whether such dividend will be exempt under section 10(1)(k)(i) of the Income Tax Act.

        Section 8E of the Income Tax Act applies to "hybrid equity instruments" and "equity instruments" as such terms are defined in section 8E, and section 8EA of the Income Tax Act applies to "third-party backed shares" and "equity instruments", as those terms are defined in section 8EA of the Income Tax Act. Sections 8E and 8EA provide that dividends paid in respect of shares or equity instruments that constitute hybrid equity instruments and/or third-party backed shares are, for purposes of the Income Tax Act, deemed to be an amount of income accrued to the holder thereof. If either of these provisions apply, the tax treatment of any dividends will differ from what is set out above in that the dividend will be deemed to be an amount of income in the hands of holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares which will not qualify for the domestic dividend exemption contained in section 10(1)(k)(i) of the Income Tax Act as discussed above.

        Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers as to whether any income earned under any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares which does not constitute a "dividend" as defined in section 1 of the Income Tax Act will give rise to any South African income tax implications.

        The disposal of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares may give rise to income tax implications for any holder thereof that is not a "resident" as defined in section 1 of the Income Tax Act. An income tax liability may arise for such non-resident holder should the Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares so disposed of:

  •
  constitute any interest or right of whatever nature of such holder to or in immovable property as contemplated in paragraph 2 of the Eighth Schedule to the Income Tax Act and that property is situated in South Africa; or

  •
  be attributable to a South African permanent establishment of such holder.

        Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers as to whether a disposal of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares will result in a liability to income tax.

        Section 24JB of the Income Tax Act deals with the taxation of "financial assets" and "financial liabilities" of "covered persons" as defined in section 24JB. If section 24JB applies to the Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares, the tax treatment of the acquisition, holding and/or disposal of the Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares will differ from what is set out above. Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers to ascertain whether the abovementioned provisions may apply to them.

Capital Gains Tax

        Capital gains tax under the Eighth Schedule to the Income Tax Act will not be levied in relation to any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares disposed of by a person who is not a "resident" as defined in section 1 of the Income Tax Act unless the Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares disposed of:

  •
  constitute any interest or right of whatever nature of such holder to or in immovable property (as such term is defined in paragraph 2(2) of the Eighth Schedule to the Income Tax Act) situated in South Africa; or

  •
  is/are effectively connected to a South African permanent establishment of such holder.

        The capital gains tax provisions would not apply to the extent that the holder of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares constitutes a "covered person" as defined in section 24JB of the Income Tax Act and section 24JB applies to any such Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares.

        Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers as to whether a disposal of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares will result in a liability to capital gains tax.

Securities Transfer Tax (STT)

        No STT is payable on the issue of Ordinary Shares under the STT Act, No. 25 of 2007 ("STT Act"), since such issue will not constitute a "transfer" as defined in the STT Act.

        STT will be payable on the transfer, cancellation or redemption of Ordinary Shares at the rate of 0.25% of the "taxable amount" of such Ordinary Shares as determined in terms of the STT Act. The manner in which the transfer of ownership of the Ordinary Shares is effected would determine the quantification of the "taxable amount" as well as which person is liable for payment of the STT. The STT Act provides that the person who has made payment of STT may recover such amount from the person to whom the security is transferred.

        The delivery to an ADS holder of any deposited Ordinary Shares subsequent to the surrender by such a holder of ADSs for purposes of the withdrawal of the deposited Ordinary Shares represented thereby will be subject to STT at the rate of 0.25% of the "taxable amount" of such Ordinary Shares as determined in terms of the STT Act. The manner in which the transfer of ownership of the Ordinary Shares is effected would determine the quantification of the "taxable amount" as well as which person is liable for payment of the STT. The STT Act provides that the person who has made payment of STT may recover such amount from the person to whom the security is transferred.

        Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers as to whether the issue, transfer, cancellation, redemption, disposal or any other change of beneficial ownership of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares will result in a liability to STT.

Value-Added Tax (VAT)

        No VAT is payable on the issue or transfer of Ordinary Shares. Ordinary Shares constitute "equity securities" as defined in section 2(2)(iv) of the Value-Added Tax Act, No. 89 of 1991 ("VAT Act"). The issue, allotment or transfer of ownership of an equity security is a financial service, which is exempt from VAT in terms of section 2(1)(d) read with section 12(a) of the VAT Act. Where financial services as contemplated in section 2 are however rendered to non-residents who are not in South Africa at the time the services are rendered, such services may be subject to VAT at the zero rate in terms of section 11(2)(l) of the VAT Act. Commissions, fees or similar charges raised for the issue, allotment or transfer of equity securities will however be subject to VAT at the standard rate (currently 15%), except where the recipient is a non-resident in which case such commissions, fees or similar charges may be subject to VAT at the zero rate as contemplated above. Prospective holders of Ordinary Shares are advised to consult their own professional advisers as to whether commissions, fees or similar charges raised for the facilitation of the issue, allotment, drawing, acceptance, endorsement or transfer of ownership of Ordinary Shares will result in a liability to VAT.

        The issue or transfer of the ADSs by a US depositary, as the issuer thereof, should not give rise to any South African VAT implications. Similarly, on the basis that the US depositary is not a South African VAT vendor, and that the issuing of the ADSs falls outside the scope of South African VAT, any commissions, fees or similar charges raised in respect of the issuing of the ADSs should not give rise to any South African VAT implications. A subsequent transfer of an ADS by a non-resident holder of such ADS, should also not give rise to any South African VAT implications.

        The granting of an option constitutes a financial service which is exempt from VAT in terms of section 2(1)(k) read with section 12(a) of the VAT Act. Thus, where prospective holders are issued Rights to Purchase Ordinary Shares, the issue thereof will be exempt from VAT. Where such financial services are however rendered to non-residents who are not in South Africa at the time the services are rendered, such services may be subject to VAT at the zero rate in terms of section 11(2)(l) of the VAT Act.

        Where the holder of a Right to Purchase Ordinary Shares subsequently exercises such right to purchase Ordinary Shares, the supply is deemed to be a separate supply at the open market value thereof. The VAT treatment of the issue or transfer of the Ordinary Shares, as discussed above, will then apply.

        No VAT is payable on dividend income. The payment of a cash dividend constitutes a supply of "money" which falls outside the ambit of the VAT Act.

        Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers as to whether the issue, transfer, cancellation, redemption or disposal in any other manner of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares will result in a liability to VAT.

PLAN OF DISTRIBUTION

        The offered securities may be sold, and the underwriters may resell these offered securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offered securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of these offered securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the offered securities:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the date of this prospectus;

  •
  sales in which broker-dealers agree with us or a selling securityholder to sell a specified number of securities at a stipulated price per security;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  by pledge to secure debts or other obligations;

  •
  by an underwritten public offering;

  •
  in a combination of any of the above; or

  •
  any other method permitted pursuant to applicable law.

        In addition, the offered securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

        The offered securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the offered securities and ordinary shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        In connection with the sale of offered securities, the underwriters or agents may receive compensation from us, a selling securityholder or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or a selling securityholder and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We or a selling securityholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or a selling securityholder against and contribution toward certain liabilities, including liabilities under the Securities Act.

        Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for a selling securityholder or us, including our subsidiaries, in the ordinary course of their business.

        If so indicated in the applicable prospectus supplement relating to a particular issue of offered securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the offered securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

        We will advise any selling securityholder that while it is engaged in a distribution of the offered securities, it is required to comply with Regulation M promulgated under the Exchange Act ("Regulation M"). With limited exceptions, Regulation M precludes a selling securityholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the offered securities.

 LEGAL MATTERS

        Certain legal matters with respect to South African law will be passed upon for us by our South African counsel, Edward Nathan Sonnenbergs Inc. Certain legal matters with respect to United States and New York law will be passed upon for us by Linklaters LLP.

 EXPERTS

        The consolidated financial statements of Sibanye Gold Limited and its subsidiaries for the year ended December 31, 2019 included in Sibanye Stillwater Limited's Annual Report on Form 20-F for the year ended December 31, 2019, and the effectiveness of Sibanye Gold Limited's internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young Inc., independent registered public accounting firm, as set forth in its reports thereon, which conclude, amongst other things, that Sibanye Gold Limited did not maintain effective internal control over financial reporting as of December 31, 2019, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Sibanye Gold Limited and its subsidiaries as of December 31, 2018 and 2017 and for each of the years then ended have been incorporated by reference herein, and in the registration statement in reliance upon the report of KPMG Inc., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        The Memorandum of Incorporation ("MOI") of Sibanye-Stillwater provides that, subject to the provisions of the South African Companies Act No.71 of 2008 (the "2008 Companies Act"), Sibanye-Stillwater may purchase insurance to protect its directors, former directors, alternate directors, prescribed officers, and members of committees of the board of directors against any liability or expense for which Sibanye-Stillwater is permitted to indemnify its directors, former directors, alternate directors, prescribed officers, and members of committees of the board of directors (as detailed in the MOI), which includes:

  (i)
  defending any litigation in any proceedings arising out of his or her service to Sibanye-Stillwater; or

  (ii)
  certain liabilities and expenses, as detailed in the MOI.

        Under the 2008 Companies Act, a company may not indemnify a director or officer in respect of any liability for any loss, damages or costs arising as a direct or indirect consequence of, among other things, the following:

  •
  the director or officer having acted in the name of the company, signed anything on behalf of the company, or purported to bind the company or authorize the taking of any action by or on behalf of the company, despite knowing that he or she lacked the authority to do so;

  •
  the director or officer having acquiesced in the carrying on of the company's business despite knowing that it was being conducted recklessly, with gross negligence, with intent to defraud any person or for any fraudulent purposes;

  •
  the director or officer having been a party to an act or omission by the company despite knowing that the act or omission was calculated to defraud a creditor, employee or shareholder of the company, or had another fraudulent purpose; or

  •
  willful misconduct or willful breach of trust on the part of the director or officer, and

  •
  a company may not indemnify a director in respect of any fine that may be imposed on a director as a consequence of that director having been convicted of an offense, unless the conviction was based on strict liability.

        A company may claim reimbursement from any director or officer of the company for any money paid directly or indirectly to or on behalf of such director or officer in any manner inconsistent with the provisions of section 78 of the 2008 Companies Act.

        The 2008 Companies Act provides that, except to the extent that the memorandum of incorporation of a company disallows it, a company may purchase insurance to protect a director or officer against any liability or expense for which the company may indemnify a director or officer and any expenses that the company is permitted to advance to a director or officer.

        Sibanye-Stillwater has purchased directors' and officers' liability insurance coverage for its directors and officers and those of its subsidiaries.

Item 9.    Exhibits

Exhibit No.	Name of Document	Method of Filing
1.1	Form of underwriting agreement for equity securities of Sibanye Stillwater Limited	To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K
4.1	Form of subscription agreement to exercise rights to purchase ordinary shares	To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K
4.2	Form of rights certificate to purchase ordinary shares	To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K
5.1	Opinion of Edward Nathan Sonnenbergs Inc., South African counsel	Filed herewith
23.1	Consent of Ernst & Young Inc., independent registered public accounting firm	Filed herewith
23.2	Consent of KPMG Inc., independent registered public accounting firm	Filed herewith
23.3	Consent of Edward Nathan Sonnenbergs Inc.	Included as part of Exhibit 5.1
24.1	Powers of Attorney of the registrant	Included on the signature pages

Item 10.    Undertakings

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

      that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    (5)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (A)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (6)
    That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  (d)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (e)
  The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2)
    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Sibanye Stillwater Limited, a corporation incorporated and existing under the laws of the Republic of South Africa, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Form F-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Weltevreden Park, South Africa on the 28th day of August, 2020.

SIBANYE STILLWATER LIMITED
By	/s/ CHARL KEYTER
	Name:	Charl Keyter
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each of the undersigned do hereby constitute and appoint Neal Froneman, Charl Keyter and Lerato Matlosa and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

By	/s/ NEAL FRONEMAN
	Name:	Neal Froneman
	Title:	Chief Executive Officer and Director (Principal Executive Officer)
Date:	August 28, 2020
By	/s/ CHARL KEYTER
	Name:	Charl Keyter
	Title:	Chief Financial Officer and Director (Principal Financial Officer)
Date:	August 28, 2020
By	/s/ VINCENT MAPHAI
	Name:	Vincent Maphai
	Title:	Chairman and Independent Non-Executive Director
Date:	August 28, 2020
By	/s/ RICHARD MENELL
	Name:	Richard Menell
	Title:	Lead Independent Non-Executive Director
Date:	August 28, 2020

By	/s/ TIMOTHY CUMMING
	Name:	Timothy Cumming
	Title:	Independent Non-Executive Director
Date:	August 28, 2020
By	/s/ SAVANNAH DANSON
	Name:	Savannah Danson
	Title:	Independent Non-Executive Director
Date:	August 28, 2020
By	/s/ HARRY KENYON-SLANEY
	Name:	Harry Kenyon-Slaney
	Title:	Independent Non-Executive Director
Date:	August 28, 2020
By	/s/ NKOSEMNTU NIKA
	Name:	Nkosemntu Nika
	Title:	Independent Non-Executive Director
Date:	August 28, 2020
By	/s/ KEITH RAYNER
	Name:	Keith Rayner
	Title:	Independent Non-Executive Director
Date:	August 28, 2020
By	/s/ SUSAN VAN DER MERWE
	Name:	Susan van der Merwe
	Title:	Independent Non-Executive Director
Date:	August 28, 2020
By	/s/ JERRY VILAKAZI
	Name:	Jerry Vilakazi
	Title:	Independent Non-Executive Director
Date:	August 28, 2020
By	/s/ ELAINE DORWARD-KING
	Name:	Elaine Dorward-King
	Title:	Independent Non-Executive Director
Date:	August 28, 2020

By	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Authorized Representative in the United States
Date:	August 28, 2020

EXHIBIT INDEX

Exhibit No.	Name of Document	Method of Filing
1.1	Form of underwriting agreement for equity securities of Sibanye Stillwater Limited	To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K
4.1	Form of subscription agreement to exercise rights to purchase ordinary shares	To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K
4.2	Form of rights certificate to purchase ordinary shares	To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K
5.1	Opinion of Edward Nathan Sonnenbergs Inc., South African counsel	Filed herewith
23.1	Consent of Ernst & Young Inc., independent registered public accounting firm	Filed herewith
23.2	Consent of KPMG Inc., independent registered public accounting firm	Filed herewith
23.3	Consent of Edward Nathan Sonnenbergs Inc.	Included as part of Exhibit 5.1
24.1	Powers of Attorney of the registrant	Included on the signature pages